Exhibit 5.5

[LETTERHEAD OF LG@VOCATS]

Luxembourg, 15 June 2010

To:

Virgin Media Secured Finance PLC

160 Great Portland Street

W1W 5QA

United Kingdom

(the “Issuer”)

Re : the Indenture and the Guarantee (as defined hereinafter)

Dear Sirs,

1.                We have acted as special legal advisers in the Grand Duchy of Luxembourg (“Luxembourg”) to FUTURE ENTERTAINMENT S.A.R.L. (the “Company”) in connection with:

(1)               an Indenture dated as of 19 January 2010, among the Issuer, Virgin Media Inc. (the “Parent”), a Delaware corporation, Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, Virgin Media Investment Holdings Limited, a limited company incorporated under the laws of England and Wales, certain subsidiaries of the Parent from time to time parties thereto, the Bank of New York Mellon, as trustee and paying agent, The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Deutsche Bank AG, London Branch as Security Trustee (the “Indenture”);

(2)               a Senior Secured Guarantee dated 19 January 2010, entered into by the Company and certain other subsidiaries of the Parent (the “Guarantee”); and

(3)               a Registration Statement on Form S-4 filed by the Parent, the Company and certain other subsidiaries of the Parent with the U.S. Securities and Exchange Commission on 15 June 2010 (as may be amended from time to time, the “Registration Statement”) in connection with the Issuer’s offer to exchange up to $1,000,000,000 in aggregate principal amount of its new 6.50% Senior Secured Notes due 2018 and up to £875,000,000 in aggregate principal amount of its new 7.00% Senior Secured Notes due 2018, which are being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement, for a like principal amount of its 6.50% Senior Secured Notes due 2018 and 7.00% Senior Secured Notes due 2018, respectively, that were issued on 19 January 2010.

2.                In connection with this opinion, we have examined the following documents:

(1)               the original of the articles of incorporation of the Company published in the Luxembourg Official Gazette (Memorial Journal Officiel du Grand-Duché de Luxembourg, Recueil des Sociétés et Associations, C-N°791) on 11 April 2009;

(2)               the original of the resolutions of the sole member of the Company dated 30 April 2009 appointing Ms. Emma JONES as general manager and Mr. Ron PAANS as manager of the Company;

(3)               the original of the minutes of the extraordinary general meeting of the Company held on 4 May 2009 transferring the registered office from 124, Boulevard de la Pétrusse, L-2330 Luxembourg to Media Center, 11, rue Pierre Werner, L-6832 Betzdorf;

(4)               a true certified copy of the extraordinary general meeting of the Company held on 15 October 2009 (i) increasing the corporate capital of the Company by an amount of three hundred eighty thousand British Pounds (GBP 380.000,-) so as to raise it from twenty thousand British Pounds (GBP 20.000,-) to four hundred thousand British Pounds (GBP 400.000,-) and (ii) issuing three hundred eighty thousand (380.000,-) new units (parts sociales)with a par value of one British Pound (GBP 1,-) each, having the same rights and privileges as the existing units;

(5)               the original of the resolutions of the sole member of the Company dated 7 December 2009 appointing  Mr Willem Hendrik ZOEHOUT  as manager of the Company as of 7 December 2009 in replacement of the resigning manager, Mr Maurice Michael SILVERMAN;

(6)               an official excerpt issued by the Luxembourg Trade and Companies Register in connection with the Company dated 10 June 2010;

(7)               the Register of Members of the Company;

(8)               an official certificate of Non-Bankruptcy of the Company issued by the Tribunal d’Arrondissement of Luxembourg dated 10 June 2010;

(9)               an original of the written resolutions of the board of managers of the Company dated 08 January 2010 and 10 June 2010;

(10)         a copy of the executed version of the Indenture; and

(11)         a copy of the executed version of the Guarantee.

(The documents listed in paragraphs 2 (1) to 2 (11) (inclusive) above are hereinafter collectively referred to as the “Documents”).

We have not examined any other agreement, deed or document entered into by, or affecting, the Company or any other corporate records of the Company and have not made any other inquiry concerning the Company or any other matter in connection therewith.

In giving this legal opinion, we have assumed with your consent that:

(a)               the Documents are true, complete and up-to-date as of the date hereof;

(b)              all signatures, stamps and seals, are genuine and that all the Documents submitted to us by faxed or e-mailed copies are in conformity with the executed originals;

(c)               there are no provisions of the laws of any jurisdiction, other than Luxembourg, which would adversely affect, or otherwise have any negative impact on, the opinions expressed herein;

(d)              any and all authorisations and consents of any public authority of any country other than Luxembourg which may be required with respect to the Documents shall have been obtained;

(e)               any and all registrations, notarisations and other formalities required in connection with the Documents in any country other than Luxembourg have been performed; and

(f)                 the Documents listed under paragraphs 2(10) to 2(11) are valid under the laws of the state of New York.

3.                   Based on and subject to the foregoing, and subject to the qualifications set out below and to matters not disclosed to us, but without any other independent verification, we are of the opinion that, so far as present laws of Luxembourg, as published, construed and applied by the Luxembourg courts, are concerned:

(a)               the Company is a private limited liability company (société à responsabilité limitée), has been duly incorporated and is validly existing under the laws of Luxembourg;

(b)              the Company has the corporate capacity, power and authority to enter into each of the Indenture and the Guarantee and to perform its obligations thereunder;

(c)               all necessary corporate actions on the part of the Company have been taken to authorise the execution and delivery of each of the Indenture and the Guarantee; and

(d)              each of the Indenture and the Guarantee has been duly executed and delivered by the Company.

4.                The opinions expressed herein are subject to the following qualifications:

(a)               this opinion does not opine on the content of the Documents;

(b)              laws relating to bankruptcy, insolvency, reorganisation or other laws or procedures affecting generally the enforcement of creditors´ rights may affect the obligations of the Company under the Indenture and the Guarantee and the remedies available; and

(c)               the admissibility as evidence of the Documents before a Luxembourg court or public authority to which the Documents are produced may require that the Documents will be accompanied by a complete or partial translation in the French or German language.

5.                This legal opinion is given as of the date hereof and we undertake no obligation to update it or advise of changes occurring after the date hereof. We express no opinion as to any matters, including on tax matters, other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom. In particular, we do not express any opinion on the law of any jurisdiction other than Luxembourg.

This opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this legal opinion and all rights, obligations or liability in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and that any action or claim in relation to it can only be brought exclusively before the courts of Luxembourg.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely yours,

/s/ STÉPHAN LE GOUEFF
Stéphan LE GOUEFF